Exhibit 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No.26 to Registration Statement (Investment Company Act File No.811-21162) on Form N-1A of our report dated October 27, 2008, relating to the financial statements and financial highlights of BlackRock Fundamental Growth Principal Protected Fund (the “Fund”) of BlackRock Principal Protected Trust appearing in the Annual Report on Form N-CSR of the Fund for the year ended August 31, 2008. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”and “Financial Statements” in the Part B of this Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
December 22, 2008